EXHIBIT 7.1
AGREEMENT OF JOINT FILING
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Date: March 14, 2008	AMG Investments No. 2 LLC

/s/ Richard M. Osborne

Richard M. Osborne, a managing member

/s/ Richard M. Osborne

Richard M. Osborne, individually

Richard M. Osborne Trust

/s/ Richard M. Osborne

By: Richard M. Osborne, Trustee

/s/ Steven A. Calabrese

Steven A. Calabrese, individually

Steven A. Calabrese Profit Sharing Trust

/s/ Steven A. Calabrese

By: Steven A. Calabrese, co-trustee

CCAG Limited Partnership
By: TGF, Inc., its general partner

/s/ Steven A. Calabrese

By: Steven A. Calabrese, President

/s/ Mark D. Grossi

Mark D. Grossi, Individually